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Exhibit 32

CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

        In connection with the Annual Report of The Bon-Ton Stores, Inc. on Form 10-K for the period ended January 28, 2017, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that:

  1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

DATE: April 12, 2017	By:	/s/ KATHRYN BUFANO Kathryn Bufano President and Chief Executive Officer
	By:	/s/ NANCY A. WALSH Nancy A. Walsh Executive Vice President—Chief Financial Officer

        A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934